EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
EnergyGateway, LLC
Dublin, Ohio

We have audited the accompanying balance sheets of EnergyGateway, LLC, as of December 31, 2006 and 2005 and the related statements of income, members’ equity and cash flows for each of the two years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnergyGateway, LLC, as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Boston, Massachusetts
August 13, 2007

EnergyGateway, LLC
Balance Sheets

	March 31,	December 31,
	2007	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$352,356	$716,832	$507,805
Accounts receivable, net of allowance of $6,874 at March 31, 2007
and December 31, 2006 and $5,000 at December 31, 2005	353,089	186,879	145,642
Prepaid expenses and other assets	39,206	19,345	23,684
Total current assets	744,651	923,056	677,131

Property and equipment, net	21,732	24,455	32,480
Intangible assets, net	63,279	71,829	37,652
Deposits	2,357	2,357	2,357
Total assets	$832,019	$1,021,697	$749,620
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$24,204	$14,912	$11,559
Accrued compensation	43,692	87,698	27,011
Accrued expenses	92,052	105,560	43,232
Total liabilities	159,948	208,170	81,802
Commitments (Notes 5 and 7)

Members’ equity
Contributed capital	2,053,922	2,053,922	2,053,922
Accumulated deficit	(1,381,851)	(1,240,395)	(1,386,104)
Total members’ equity	672,071	813,527	667,818
Total liabilities and members’ equity	$832,019	$1,021,697	$749,620

The accompanying notes are an integral part of these financial statements.

EnergyGateway, LLC
Statements of Income

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Revenues:
Transaction fees	$503,595	$503,453	$1,494,524	$1,100,627
Management fees	319,847	309,345	1,360,056	1,012,994
Total revenue	823,442	812,798	2,854,580	2,113,621

Cost of revenue	161,332	139,650	830,781	440,661

Gross profit	662,110	673,148	2,023,799	1,672,960

Sales and marketing	283,128	259,809	767,700	654,714
General and administrative	223,291	173,385	792,098	684,189
Total operating expenses	506,419	433,194	1,559,798	1,338,903
Operating income	155,691	239,954	464,001	334,057

Other income (expense): Interest income	3,627	3,194	12,284	6,794
Other expense	(833)	—	(14)	(2,150)
Total other income	2,794	3,194	12,270	4,644
Net income	$158,485	$243,148	$476,271	$338,701

The accompanying notes are an integral part of these financial statements.

EnergyGateway, LLC
Statements of Members’ Equity

	Contributed Capital	Accumulated Deficit	Total Members’ Equity
Balance, January 1, 2005	$2,053,922	$(1,455,161)	$598,761

Distributions	—	(269,644)	(269,644)

Net income	—	338,701	338,701
Balance, December 31, 2005	2,053,922	(1,386,104)	667,818

Distributions	—	(330,562)	(330,562)

Net income	—	476,271	476,271
Balance, December 31, 2006	2,053,922	(1,240,395)	813,527

Distributions (Unaudited)	—	(299,941)	(299,941)

Net income (Unaudited)	—	158,485	158,485

Balance, March 31, 2007 (Unaudited)	$2,053,922	$(1,381,851)	$672,071

The accompanying notes are an integral part of these financial statements.

EnergyGateway, LLC
Statements of Cash Flows

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$158,485	$243,148	$476,271	$338,701
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,409	13,775	53,201	45,061
Bad debt expense	—	—	1,874	—
Loss on disposal of equipment	—	—	—	(600)
Changes in operating assets and liabilities:
Accounts receivable	(166,210)	(251,476)	(43,111)	(77,903)
Prepaid and other assets	(19,861)	(2,932)	4,339	(19,767)
Accounts payable and accrued expenses	(48,222)	54,427	126,368	37,949

Net cash (used in) provided by operating activities	(62,399)	56,942	618,942	323,441
Cash flows from investing activities:
Cost incurred in software development	—	(17,250)	(69,000)	(13,337)
Purchases of property and equipment	(2,136)	—	(10,353)	(7,231)
Net cash used in investing activities	(2,136)	(17,250)	(79,353)	(20,568)
Cash flows from financing activities:
Member distributions	(299,941)	(207,142)	(330,562)	(269,644)
Net cash used in financing activities	(299,941)	(207,142)	(330,562)	(269,644)

Net (decrease) increase in cash and cashequivalents	(364,476)	(167,450)	209,027	33,229
Cash and cash equivalents, beginning of period	716,832	507,805	507,805	474,576
Cash and cash equivalents, end of period	$352,356	$340,355	$716,832	$507,805

The accompanying notes are an integral part of these financial statements.

EnergyGateway, LLC
Notes to Financial Statements

NOTE 1 – NATURE OF BUSINESS

EnergyGateway, LLC (the “Company”) was organized under the laws of the state of Ohio on October 21, 1999.  The Company provides energy procurement and value-added energy services to customers from nearly every major industry in the U.S. and Canada, from large multi-site Fortune 500 industrials to middle-market manufacturing and small commercial operations.

The Limited Liability Company Agreement (the “Agreement”) provides for perpetual existence.  The Company’s profits, losses and cash flow distributions are allocated in proportion to each member’s respective percentage interest and other various provisions as outlined in the Agreement.  As of March 31, 2007, December 31, 2006 and 2005, there were 1,000,000 share units outstanding which were allocated in proportion to each member’s contributions in the Company.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenues in accordance with the United States Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

The Company has two primary revenue streams consisting of transaction fees and management fees.  Transaction fees are billed to and paid by the energy supplier awarded business on the EnergyGateway system.  Transaction fees for natural gas and electricity awards are established prior to award and are the same for each supplier.  The Company bills the energy supplier upon the conclusion of the transaction a fixed amount based on the anticipated energy volume to be transacted for the entire award term multiplied by the transaction fee.

Management fees are paid by the Company’s customers and are generally billed on a monthly basis for services rendered based on terms and conditions included in contractual arrangements with its customers.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments with an original maturity date of three months or less at time of purchase to be cash equivalents.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is computed by use of the straight-line method over an estimated useful life of three years.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software Development
Certain acquired software and significant enhancements to the Company’s software are recorded in accordance with Statement of Position (“SOP”) 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use”.  The Company amortizes internally developed and purchased software over the estimated useful life of the software (generally three years).  Accordingly, during the three months ended March 31, 2006 and the years ended December 31, 2006 and 2005, the Company capitalized costs of $17,250, $69,000 and $13,337 related to implementation, coding and configuration of software. No costs were capitalized during the three-months ended March 31, 2007. The Company amortized internally developed software costs to cost of revenues of $8,550 and $8,793 for the three months ended March 31, 2007 and 2006 and $34,823 and $26,092 for the years ended December 31, 2006 and 2005, respectively.  At December 31, 2006, estimated amortization expense for capitalized internally developed software is as follows:

2007	$34,397
2008	25,240
2009	11,457

$71,094

In addition, intangible assets, net include $735 related to trademark costs.

Long-Lived and Intangible Assets
Long-lived assets primarily include property and equipment and intangible assets with finite lives (capitalized software) and a trademark with an indefinite life. In accordance with the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets and intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of those assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the discounted cash flow analysis.

Income Taxes
The Company is structured as a limited liability company which is a pass-through entity for U.S. income tax purposes.  Members are taxed individually on their allocable share of Company earnings.  Therefore, no provision for income taxes is required in the financial statements.

Advertising Expense
Advertising expense primarily includes promotional expenditures and is expensed as incurred, as such efforts have not met the direct-response criteria required for capitalization. Amounts incurred for advertising expense were not material for the years ended December 31, 2006 and 2005.

Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” (“SFAS 107”), requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS 107 as financial instruments. Financial instruments are generally defined as cash, evidence of ownership interest in an entity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At December 31, 2006, management believes that the carrying value of cash and cash equivalents, receivables and payables approximated fair value because of the short maturity of these financial instruments.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents held at a major financial institution, accounts receivable and accounts payable.  The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. The risk with respect to accounts receivable is minimized as the Company performs credit evaluations of its customers’ financial condition when management deems it appropriate. Generally, the Company requires no collateral from its customers. Credit losses have been within management’s expectations.

The Company receives transaction fees from energy suppliers based on the estimated energy usage transacted between energy consumers and energy suppliers. The following represents revenue and accounts receivable from energy suppliers exceeding 10% of the total in each category as of and for the year ended December 31, 2006 and 2005:

	December 31, 2006		December 31, 2005
		Accounts		Accounts
Customer	Revenues	Receivable	Revenues	Receivable

A	17%	—	—	—
B	13%	15%	—	—
C	12%	10%	—	—
D	11%	11%	—	—
E	—	21%	—	—

The Company also receives management fees from its customers. The following represents revenue and accounts receivable from its customers exceeding 10% of the total in each category as of and for the year ended December 31, 2006 and 2005:

	December 31, 2006		December 31, 2005
		Accounts		Accounts
Customer	Revenues	Receivable	Revenues	Receivable

A	23%	—	32%	—
B	13%	—	16%	—
C	13%	—	23%	—
D	—	—	18%	—

Recent Accounting Pronouncements
In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which applies to all tax positions accounted for under SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of such tax positions, classification, interest and penalties, accounting in interim periods and disclosure. The Company’s adoption of FIN 48 as of January 1, 2007 did not have a material impact on the Company’s financial position or results of operations.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”).  This statement establishes a formal framework for measuring fair value under GAAP and expands on disclosure of fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of:

	March 31, 2007	December 31, 2006	December 31, 2005
Computer equipment	$85,091	$85,091	$74,738
Furniture and fixtures	32,783	30,647	30,647
	117,874	115,738	105,385
Less: accumulated depreciation and amortization	(96,142)	(91,283)	(72,905)
	$21,732	$24,455	$32,480

Depreciation expense for the three months ended March 31, 2007 and 2006 was $4,859 and $4,982 and for the years ended December 31, 2006 and 2005 was $18,378 and $18,969, respectively.

NOTE 4– PENSION AND PROFIT SHARING PLAN

The Company maintains a tax-deferred, contributory pension and profit sharing plan in accordance with section 401(k) of the Internal Revenue Code.  The Company matches 25% of employee contributions to a maximum of 10% of gross earnings.  For the three months ended March 31, 2007 and 2006 and for the years ended December 31, 2006 and 2005, the Company matched $17,207, $8,511, $189,091 and $151,765, respectively, of employee contributions.

NOTE 5 – COMMITMENTS

Leases
In December 2004, the Company entered into an operating lease for its office space under a five year agreement, paid in installments due the beginning of each month and which expires in December 2009. Future aggregate minimum payments under capital and operating leases as of December 31, 2006 were as follows:

2007	$31,541
2008	33,111
2009	31,672

$96,324

The accompanying statements of income for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006 and 2005 includes approximately $4,600, $6,600, $29,000 and $26,000 of rent expense, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

In 2006 and 2005, the Company had an agreement with the Company’s majority investor to perform certain consulting services.  Costs incurred during the three months ended March 31, 2007 and 2006 and for the year ended December 31, 2006 and 2005 were approximately $10,071, $0, $188,000 and $1,000, respectively.

NOTE 7 – SUBSEQUENT EVENTS

On May 23, 2007, the Company and its Members entered into a definitive Asset Purchase Agreement with World Energy Solutions, Inc. Pursuant to the Asset Purchase Agreement, World Energy Solutions acquired substantially all of the assets of the Company for $4,951,758 in cash and 5,375,000 common shares of World Energy plus the assumption of certain liabilities. The total purchase price including acquisition costs of $239,401 was $11,450,209, net of cash acquired, plus the assumption of certain liabilities of $138,128. The acquisition closed on June 1, 2007.

On July 18, 2007, World Energy Solutions entered into an amendment to the Company’s operating lease for its office space. The amendment expanded the square footage by 50% and extended the term until August 30, 2012.